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                                                               Exhibit 99.(a)(3)
Lazard Freres & Co. LLC
30 Rockefeller Plaza
New York, New York 10020

                           OFFER TO PURCHASE FOR CASH
                   ALL OUTSTANDING SHARES OF COMMON STOCK AND
                 $2.00 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                                       OF
                          KAPSON SENIOR QUARTERS CORP.
                                       AT
                    $14.50 NET PER SHARE OF COMMON STOCK AND
     $27.93 NET PER SHARE OF $2.00 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                                       BY
                          PROMETHEUS ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                        PROMETHEUS SENIOR QUARTERS, LLC

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
           CITY TIME, ON MARCH 27, 1998, UNLESS THE OFFER IS EXTENDED

                                                                   MARCH 2, 1998

TO BROKERS, DEALERS, COMMERCIAL BANKS,
  TRUST COMPANIES AND OTHER NOMINEES:

     We have been appointed by Prometheus Acquisition Corp. (the 'Offeror'), a Delaware corporation and a wholly owned subsidiary of Prometheus Senior Quarters, LLC, a Delaware limited liability company ('Parent'), to act as financial advisor and Dealer Manager in connection with the Offeror's offer to purchase all outstanding shares of common stock, par value $.01 per share (the 'Common Stock'), and all outstanding shares of $2.00 convertible exchangeable preferred stock, par value $.01 per share (the 'Preferred Stock' and, together with the Common Stock, the 'Shares'), of Kapson Senior Quarters Corp., a Delaware corporation (the 'Company'), at a purchase price of $14.50 per share of Common Stock and $27.93 per share of Preferred Stock, in each case net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 23, 1998 (the 'Offer to Purchase'), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the 'Offer') enclosed herewith. The Offer is made in connection with the Amended and Restated Agreement and Plan of Merger, dated as of February 23, 1998 (the 'Merger Agreement'), among Parent, the Offeror and the Company. Holders of Shares whose certificates for such Shares (the 'Share Certificates') are not immediately available or who cannot deliver their Share Certificates and all other required documents to the Depositary (as hereinafter defined) on or prior to the Expiration Date (as hereinafter defined), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

     The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date that number of shares of Common Stock representing at least a majority of the outstanding shares of Common Stock on a fully diluted basis, and for the purpose of the satisfaction of such condition, the tender of each share of Preferred Stock will be deemed to be the tender of 1.92604 shares of Common Stock (the number of shares of Common Stock into which each share of Preferred Stock is currently convertible). The Offer is also conditioned upon certain other terms and conditions contained in the Offer to Purchase. See the

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Introduction and Sections 1 and 15 of the Offer to Purchase. The Board of
Directors of the Company has unanimously approved the Offer, the Merger Agreement and the Merger (as defined in the Offer to Purchase), has determined that the terms of the Offer and the Merger are fair to and in the best interests of the Company's stockholders and recommends that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

     1. The Offer to Purchase, dated March 2, 1998.

     2. The related Letter of Transmittal to tender Shares for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Shares.

     3. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if Share Certificates are not immediately available or if such Share Certificates and all other required documents cannot be delivered to IBJ Schroder Bank & Trust Company (the 'Depositary') by the Expiration Date or if, in the case of book-entry delivery of Shares, the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase cannot be completed by the Expiration Date.

     4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

     5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

     6. A return envelope addressed to the Depositary.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 27, 1998 (THE 'EXPIRATION DATE'), UNLESS THE OFFER IS EXTENDED.

     In order to accept the Offer, an appropriate duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an

Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares and any other documents required by the Letter of Transmittal should be sent to the Depositary and either Share Certificates representing the tendered Shares should be delivered to the Depositary, or, in the case of book-entry delivery of Shares, such Shares should be tendered by book-entry transfer into the Depositary's account maintained at one of the Book Entry Transfer Facilities (as described in the Offer to Purchase), all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     If holders of Shares wish to tender, but it is impracticable for them to forward their Share Certificates or other required documents on or prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.

     The Offeror will not pay any commissions or fees to any broker, dealer or other person (other than the Dealer Manager and the Information Agent, as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. The Offeror will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Offeror will pay or cause to be paid any stock transfer taxes payable on the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

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     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed material may be obtained from, the Dealer Manager or the Information Agent, at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,


                                          LAZARD FRERES & CO. LLC

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE OFFEROR, THE DEALER MANAGER, THE COMPANY, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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